AMENDMENT NO. 1 TO CREDIT AGREEMENT

     This Amendment No. 1 to Credit Agreement (the "Amendment") dated as of February 15, 1995 is among Brown Group, Inc. (the "Borrower"), the undersigned Lenders and The First National Bank of Chicago, as agent for the Lenders (the "Agent").

                         W I T N E S S E T H :

     WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement dated as of December 22, 1993 ("the
"Agreement"); and

     WHEREAS, the Borrower, the undersigned Lenders and the Agent desire to amend the Agreement in certain respects as more fully described hereinafter;

     NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1. Defined Terms. Capitalized terms used herein and not otherwise herein defined shall have meanings attributed to such terms in the Agreement.

     2.   Amendments to the Agreement.

     2.1. The definition of "Termination Date" contained in Article I of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     "'Termination Date' means, with respect to any Lender, the earlier of (i) December 31, 1999, and (ii) the date on which the Commitments shall have been reduced to zero or terminated in whole pursuant to Section 2.5.11 or 8.1."

     2.2. Section 2.2.5 of the Agreement is amended by deleting the table of Applicable Margins contained therein and inserting in lieu thereof the following:

                       "Applicable Margin Table

                            Applicable
                            Margin for               Applicable
                            Eurodollar               Margin for
                            Committed                Commitment
Long-Term Debt Rating       Advance                  Fees
- ---------------------       ------------             -----------
A3 (Moody's) and               .40%                       0%
A- (S&P) or better

Baa2 (Moody's) and             .45%                     .05%
BBB (S&P) or better

Any other case                 .65%                    .125%"

     2.3. Section 2.4.2 of the Agreement is amended by deleting the percentage ".20%" contained in the fourth line thereof and inserting in lieu thereof the percentage ".125%".

     2.4. Section 2.4.3 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     "2.4.3. Excess Usage Fees. In the event that during any calendar quarter, the average daily principal amount of the Committed Advances outstanding hereunder is greater than an amount equal to 50% of the Aggregate Commitment, the Borrower agrees to pay to the Agent for the ratable account of each Lender an excess usage fee on the average daily principal amount of the Committed Advances outstanding during such calendar quarter equal to (i) .10% if the Borrower's Long-Term Debt Rating is at least Baa2 (Moody's) and BBB (S&P) or better at all times during such calendar quarter, or (ii) .15% if clause (i) of this Section 2.4.3 does not apply, in each case payable quarterly in arrears on each Payment Date and on the Termination Date."

     2.5. Section 2.6 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     "2.6.  [Intentionally Omitted]".

     2.6. Section 4.2 of the Agreement is amended by deleting the parenthetical contained in the second through the fourth lines thereof and inserting in lieu thereof the following:

     "(other than a Committed Advance that, after giving effect thereto and the application of the proceeds thereof, does not increase the aggregate amount of outstanding Committed Advances)".

     2.7. Section 6.10 of the Agreement is amended by adding new clause
(iii) at the end of such Section to read as follows:

          "(iii) Indebtedness owing to the Borrower or a Wholly-Owned Subsidiary of the Borrower."

     2.8. Section 6.15 (iv) of the Agreement is amended by deleting the date "February 1, 1997" where it appears therein and inserting in lieu thereof the following "Each fiscal year of the Borrower thereafter".

     2.9. Section 6.19 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     "6.19     Ratio of Long-Term Debt to Consolidated Capitalization.
The Borrower will maintain at all times a ratio of (i) Long-Term Debt to
(ii) Consolidated Capitalization plus the aggregate amount of consolidated book reserves maintained by the Borrower in respect of standby Letters of Credit supporting insurance requirements of the Borrower and its Subsidiaries, of not more than .50 to 1.0."

     2.10. Section 6.20 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     "6.20.  [Intentionally Omitted]".

     2.11. Section 6.22 of the Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     "6.22. Fixed Charge Coverage. The Borrower will maintain as at the end of each of its fiscal quarters, a ratio of (i) Cash Flow to (ii) Fixed Charges, for the period of the four then most recently ended fiscal quarters, of not less than 1.25 to 1.0."


     2.9. Schedule I to Exhibit "B" to the Agreement is amended by deleting the calculation setting forth compliance with the terms of
     Section 6.20 of the Agreement.

     3. Representations and Warranties. In order to induce the Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants that:

     3.1. The representations and warranties set forth in Article V of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and that there exists no Default or Unmatured Default on the date hereof.

     3.2. The execution and delivery by the Borrower of this Amendment has been duly authorized by proper corporate proceedings of the Borrower and this Amendment, and the Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of the Borrower.

     3.3. Neither the execution and delivery by the Borrower of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or the Borrower's or any Subsidiary's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it or its property is bound, or conflict with or constitute a default thereunder.

     4. Effective Date. This Amendment shall become effective as of the date above first written upon receipt by the Agent of (i) counterparts of this Amendment duly executed by the Borrower and each of the Lenders, (ii) an Agent's amendment fee, for the sole account of the Agent in connection with this Amendment, and (iii) such other documents as the Agent or any Lender may reasonably request.

     5. Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

     6. Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to "this Agreement", "hereof", or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

     7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the Borrower, the undersigned Lenders and the Agent have executed this Amendment as of the date first above written.

                              BROWN GROUP, INC.

                              By:  /s/ Andrew M. Rosen

                              Title: Vice President and Treasurer



                              THE FIRST NATIONAL BANK OF CHICAGO
                              individually and as Agent

                              By:  /s/ The First National Bank of Chicago


                              Title:   Vice President



                              THE BOATMEN'S NATIONAL BANK OF ST. LOUIS, individually and as Co-Agent

                              By:  /s/ The Boatmen's National Bank of St. Louis

                              Title:    Vice President

                              CITIBANK, N.A.,
                              individually and as Co-Agent

                              By:  /s/ Citibank, N.A.

                              Title:  Vice President


                              MERCANATILE BANK OF ST. LOUIS
                                   NATIONAL ASSOCIATION

                              By: /s/ Mercantile Bank of St. Louis
                                        National Association

                              Title:  Vice President


                              NBD BANK, N.A.

                              By:    /s/ NBD Bank, N.A.

                              Title:  Vice President


                              ROYAL BANK OF CANADA

                              By:  /s/ Royal Bank of Canada

                              Title:   Senior Manager


                              SHANGHAI COMMERCIAL BANK LTD.

                              By:  /s/ Shanghai Commercial Bank Ltd.

                              Title: Vice President and Manager



                              TRUST COMPANY BANK

                              By:  /s/ Trust Company Bank

                              Title:  Group Vice President


                              J.P. MORGAN DELAWARE

                              By:  /s/ J.P. Morgan Delaware

                              Title:  Vice President

                              THE YASUDA TRUST & BANKING CO., LTD.
                                  CHICAGO BRANCH

                              By: /s/ The Yasuda Trust and Banking Co., Ltd.
                                         Chicago Branch

                              Title:  Vice President and Manager